EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-182807 on Form S-8 of Salem Media Group, Inc. of our report dated June 26, 2018, appearing in this Annual Report on Form 11-K of Salem Media Group, Inc. Employees 401(k) Plan for the year ended December 31, 2017.

/s/ Crowe LLP

Sherman Oaks, California

June 26, 2018